Exhibit 99.1
Designer Brands Inc. Reports Second Quarter 2024 Financial Results
Reported third consecutive quarter of sequential comparable sales improvement
Impressive performance in growing athleisure category, which outpaced the market by over 4 percentage points

COLUMBUS, Ohio, September 11, 2024 - Designer Brands Inc. (NYSE: DBI) (the "Company," "we," "us," "our," and "Designer Brands"), one of the world's largest designers, producers, and retailers of footwear and accessories, today announced financial results for the second quarter ended August 3, 2024.

"This quarter, we further built on our track record of steady improvement as we continued to refine and refresh our strategic initiatives intended to accelerate our ongoing business transformation," stated Doug Howe, Chief Executive Officer. "We saw sustained pressure on challenged categories such as dress and seasonal in the second quarter, which we were able to partially mitigate through providing a greater selection of athletic and athleisure brands in our assortment. During the second quarter, we drove athleisure category sales growth of 8% in the U.S. Retail segment over the same period last year, outpacing overall athleisure market growth by over 4 percentage points, and total U.S. Retail sales outpaced the footwear market by 1 percentage point according to Circana. Our strategy successfully supported a solid start to the back-to-school season, particularly in our kids' category, which helped us to exit the second quarter in a stronger position than we started."

Howe continued, "We continue to believe that our investments across our retail and brand businesses will help us to accelerate growth moving forward as we sharpen our focus and optimize our assortment, our marketing, and our omnichannel customer experience. With shoppers becoming increasingly mindful of their discretionary spending, and trends rapidly evolving, we want to ensure that we remain top of mind as the destination for all their footwear needs."

Second Quarter Operating Results (Unless otherwise stated, all comparisons are to the second quarter of 2023)
•Net sales decreased 2.6% to $771.9 million.
•Total comparable sales decreased by 1.4%.

•Gross profit decreased to $252.9 million versus $273.4 million last year, and gross margin was 32.8% compared to 34.5% last year.
•Reported net income attributable to Designer Brands Inc. was $13.8 million, or diluted earnings per share ("EPS") of $0.24, including net after-tax charges of $0.05 per diluted share from adjusted items, primarily related to restructuring, integration, and acquisition costs.
•Adjusted net income was $17.1 million, or adjusted diluted EPS of $0.29.

Liquidity
•Cash and cash equivalents totaled $38.8 million at the end of the second quarter of 2024, compared to $46.2 million at the end of the same period last year, with $155.1 million available for borrowings under our senior secured asset-based revolving credit facility. Debt totaled $465.7 million at the end of the second quarter of 2024 compared to $331.0 million at the end of the same period last year.
•The Company ended the second quarter with inventories of $642.8 million compared to $606.8 million at the end of the same period last year.

Return to Shareholders
•During the second quarter of 2024, the Company repurchased 2.7 million Class A common shares at an aggregate cost of $18.0 million. As of August 3, 2024, $69.7 million of Class A common shares remained available for repurchase under the Board-approved share repurchase program.

Store Openings and Closings
During the second quarter of 2024, the Company closed one store in the United States ("U.S.") and opened two stores in Canada, resulting in a total of 499 stores in the U.S. and 177 stores in Canada as of August 3, 2024.

Updated 2024 Financial Outlook
The Company has updated the following guidance for the full year 2024:

Metric	Previous Guidance	Current Guidance
Designer Brands Net Sales Growth	Low-single digits	Flat to low-single digits
Adjusted Diluted EPS	$0.70 - $0.80	$0.50 - $0.60

Forward-looking adjusted diluted EPS for 2024 excludes potential charges or gains that may be recorded during the fiscal year, including among other things: (1) restructuring and integration costs, including severance charges; (2) acquisition-related costs; (3) impairment charges; (4) foreign currency transaction losses (gains); (5) the net tax impact of such items; (6) the change in the valuation allowance on deferred tax assets; and (7) net income attributable to redeemable noncontrolling interest. A reconciliation of forward-looking non-GAAP earnings guidance to the comparable GAAP measure is not provided, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K, because the impact and timing of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the Company believes that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items are uncertain and could have a substantial impact on GAAP measures of our financial performance.

Webcast and Conference Call
The Company is hosting a conference call today at 8:30 am Eastern Time. Investors and analysts interested in participating in the call are invited to dial 1-888-317-6003, or the international dial-in, 1-412-317-6061, and reference conference ID number 9337169 approximately ten minutes prior to the start of the conference call. The conference call will also be broadcast live over the internet and can be accessed through the following link, as well as through the Company's investor website at investors.designerbrands.com:
https://app.webinar.net/wjDQNwDnZxP

For those unable to listen to the live webcast, an archived version will be available on the Company's investor website until September 18, 2024. A replay of the teleconference will be available by dialing the following numbers:
U.S.: 1-877-344-7529
Canada: 1-855-669-9658
International: 1-412-317-0088
Passcode: 4546270
Important information may be disseminated initially or exclusively via the Company’s investor website; investors should consult the website to access this information.

About Designer Brands
Designer Brands is one of the world's largest designers, producers, and retailers of the most recognizable footwear brands and accessories, transforming and defining the footwear industry through a mission of inspiring self-expression. With a diversified, world-class portfolio of coveted brands, including Crown Vintage, Hush Puppies, Jessica Simpson, Keds, Kelly & Katie, Lucky Brand, Mix No. 6, Topo Athletic, Vince Camuto and others, Designer Brands designs and produces on-trend footwear and accessories for all of life's occasions, delivered to the consumer through a robust direct-to-consumer omni-channel infrastructure and powerful national wholesale distribution. Powered by a billion-dollar digital commerce business across multiple domains and 676 DSW Designer Shoe Warehouse, The Shoe Co., and Rubino stores in North America, Designer Brands delivers current, in-line footwear and accessories from the largest national brands in the industry and holds leading market share positions in key product categories across Women's, Men's, and Kids'. Designer Brands also distributes its brands internationally through select wholesale and distributor relationships, while also leveraging design and sourcing expertise to build private label product for national retailers. Designer Brands is committed to being a difference maker in the world, taking steps forward to advance diversity, equity, and inclusion in the footwear industry and supporting a global community and the health of the planet by donating more than ten million pairs of shoes to the global non-profit Soles4Souls since 2018. To learn more, visit www.designerbrands.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Certain statements in this press release may constitute forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of forward-looking words such as "outlook," "could," "believes," "expects," "potential," "continues," "may," "will," "should," "would," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates," or the negative version of those words or other comparable words. These statements are based on the Company's current views and expectations and involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. These factors include, but are not limited to: uncertain general economic and financial conditions, including concerns of a potential recession in the U.S., fluctuating interest rates, inflationary pressures, and the related impacts to consumer discretionary spending, as well as our ability to plan for and respond to the impact of these conditions; our ability to anticipate and respond to rapidly changing consumer preferences, seasonality, customer expectations, and fashion trends; the impact on our consumer traffic and demand, our business operations, and the operations of our suppliers, as we experience unseasonable weather, climate change evolves, and the frequency and severity of weather events increase; our ability to execute on our business strategies, including integrating and growing our Brand Portfolio segment, enhancing in-store and digital shopping experiences, and meeting consumer demands; whether we will be able to successfully and efficiently integrate our recent acquisitions in a manner that does not impede growth; our ability to maintain strong relationships with our vendors, manufacturers, licensors, and retailer customers; risks related to losses or disruptions associated with our distribution systems, including our distribution centers and stores, whether as a result of reliance on third-party providers or otherwise; risks related to cyber security threats and privacy or data security breaches or the potential loss or disruption of our information technology ("IT") systems, or those of our vendors; risks related to the implementation of new or updated IT systems; our ability to protect our reputation and to maintain the brands we license; our reliance on our loyalty programs and marketing to drive traffic, sales, and customer loyalty; our ability to successfully integrate new hires or changes in leadership and retain our existing management team, and to continue to attract qualified new personnel; risks related to restrictions imposed by our senior secured asset-based revolving credit facility, as amended ("ABL Revolver"), and our senior secured term loan credit agreement, as amended ("Term Loan"), that could limit our ability to fund our operations;

our competitiveness with respect to style, price, brand availability, shopping platforms, and customer service; risks related to our international operations and our reliance on foreign sources for merchandise; our ability to comply with privacy laws and regulations, as well as other legal obligations; risks associated with climate change and other corporate responsibility issues; and uncertainties related to future legislation, regulatory reform, policy changes, or interpretive guidance on existing legislation. Risks and other factors that could cause our actual results to differ materially from our forward-looking statements are described in the Company's Annual Report on Form 10-K for the fiscal year ended February 3, 2024 ("2023 Form 10-K") or our other reports made or filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the time when made. Except as may be required by applicable law, the Company undertakes no obligation to update or revise the forward-looking statements included in this press release to reflect any future events or circumstances.

DESIGNER BRANDS INC.
SEGMENT RESULTS
(unaudited)

Net Sales
	Three months ended
(dollars in thousands)	August 3, 2024		July 29, 2023		Change
	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%
Segment net sales:
U.S. Retail	$641,694	79.0%	$658,542	81.0%	$(16,848)	(2.6)%
Canada Retail	74,797	9.2%	70,266	8.6%	4,531	6.4%
Brand Portfolio	95,993	11.8%	84,217	10.4%	11,776	14.0%
Total segment net sales	812,484	100.0%	813,025	100.0%	(541)	(0.1)%
Elimination of intersegment net sales	(40,584)		(20,808)		(19,776)	95.0%
Consolidated net sales	$771,900		$792,217		$(20,317)	(2.6)%

	Six months ended
(dollars in thousands)	August 3, 2024		July 29, 2023		Change
	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%
Segment net sales:
U.S. Retail	$1,263,061	79.3%	$1,271,428	80.8%	$(8,367)	(0.7)%
Canada Retail	130,309	8.2%	124,221	7.9%	6,088	4.9%
Brand Portfolio	200,123	12.5%	177,200	11.3%	22,923	12.9%
Total segment net sales	1,593,493	100.0%	1,572,849	100.0%	20,644	1.3%
Elimination of intersegment net sales	(74,997)		(38,550)		(36,447)	94.5%
Consolidated net sales	$1,518,496		$1,534,299		$(15,803)	(1.0)%

Net Sales by Brand Categories
(in thousands)	U.S. Retail	Canada Retail(2)	Brand Portfolio	Eliminations	Consolidated
Three months ended August 3, 2024
Owned Brands:(1)
Direct-to-consumer	$98,040	$10,550	$13,889	$—	$122,479
External customer wholesale, commission income, and other	—	—	41,520	—	41,520
Intersegment wholesale	—	—	40,584	(40,584)	—
Total Owned Brands	98,040	10,550	95,993	(40,584)	163,999
National brands	543,654	64,247	—	—	607,901
Total net sales	$641,694	$74,797	$95,993	$(40,584)	$771,900
Three months ended July 29, 2023
Owned Brands:(1)
Direct-to-consumer	$115,749	$10,048	$15,776	$—	$141,573
External customer wholesale, commission income, and other	—	—	47,633	—	47,633
Intersegment wholesale and commission income	—	—	20,808	(20,808)	—
Total Owned Brands	115,749	10,048	84,217	(20,808)	189,206
National brands	542,793	60,218	—	—	603,011
Total net sales	$658,542	$70,266	$84,217	$(20,808)	$792,217
Six months ended August 3, 2024
Owned Brands:(1)
Direct-to-consumer	$203,054	$18,910	$27,819	$—	$249,783
External customer wholesale, commission income, and other	—	—	97,307	—	97,307
Intersegment wholesale	—	—	74,997	(74,997)	—
Total Owned Brands	203,054	18,910	200,123	(74,997)	347,090
National brands	1,060,007	111,399	—	—	1,171,406
Total net sales	$1,263,061	$130,309	$200,123	$(74,997)	$1,518,496
Six months ended July 29, 2023
Owned Brands:(1)
Direct-to-consumer	$238,958	$17,920	$26,400	$—	$283,278
External customer wholesale, commission income, and other	—	—	112,250	—	112,250
Intersegment wholesale and commission income	—	—	38,550	(38,550)	—
Total Owned Brands	238,958	17,920	177,200	(38,550)	395,528
National brands	1,032,470	106,301	—	—	1,138,771
Total net sales	$1,271,428	$124,221	$177,200	$(38,550)	$1,534,299
(1)    "Owned Brands" refers to those brands that we have rights to sell through ownership or license arrangements.
(2)    Beginning with the 2023 Form 10-K, we are providing a breakout of Canada Retail segment net sales by brand categories and we have recast the three months and the six months ended July 29, 2023 on a consistent basis.

Comparable Sales
	Three months ended		Six months ended
	August 3, 2024	July 29, 2023	August 3, 2024	July 29, 2023
Change in comparable sales:
U.S. Retail segment	(1.1)%	(9.2)%	(1.7)%	(10.4)%
Canada Retail segment	(3.1)%	(7.3)%	(3.9)%	(3.0)%
Brand Portfolio segment - direct-to-consumer channel	(7.0)%	0.5%	(4.8)%	5.3%
Total	(1.4)%	(8.9)%	(1.9)%	(9.6)%

Store Count
(square footage in thousands)	August 3, 2024		July 29, 2023
	Number of Stores	Square Footage	Number of Stores	Square Footage
U.S. Retail segment - DSW stores	499	9,879	498	9,978
Canada Retail segment:
The Shoe Co. stores	123	631	113	594
DSW stores	26	511	25	496
Rubino Stores	28	149	—	—
	177	1,291	138	1,090
Total number of stores	676	11,170	636	11,068

Gross Profit
	Three months ended
(dollars in thousands)	August 3, 2024		July 29, 2023		Change
	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%	Basis Points
Segment gross profit:
U.S. Retail	$206,061	32.1%	$225,768	34.3%	$(19,707)	(8.7)%	(220)
Canada Retail	25,307	33.8%	23,811	33.9%	1,496	6.3%	(10)
Brand Portfolio	26,635	27.7%	24,298	28.9%	2,337	9.6%	(120)
Total segment gross profit	258,003	31.8%	273,877	33.7%	(15,874)	(5.8)%	(190)
Net elimination of intersegment gross profit	(5,089)		(490)		(4,599)
Consolidated gross profit	$252,914	32.8%	$273,387	34.5%	$(20,473)	(7.5)%	(170)

	Six months ended
(dollars in thousands)	August 3, 2024		July 29, 2023		Change
	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%	Basis Points
Segment gross profit:
U.S. Retail	$404,516	32.0%	$422,582	33.2%	$(18,066)	(4.3)%	(120)
Canada Retail	42,692	32.8%	40,985	33.0%	1,707	4.2%	(20)
Brand Portfolio	60,112	30.0%	46,383	26.2%	13,729	29.6%	380
Total segment gross profit	507,320	31.8%	509,950	32.4%	(2,630)	(0.5)%	(60)
Net recognition (elimination) of intersegment gross profit	(9,337)		1,176		(10,513)
Consolidated gross profit	$497,983	32.8%	$511,126	33.3%	$(13,143)	(2.6)%	(50)

Intersegment Eliminations
	Three months ended
(in thousands)	August 3, 2024	July 29, 2023
Intersegment recognition and elimination activity:
Elimination of net sales recognized by Brand Portfolio segment	$(40,584)	$(20,808)
Cost of sales:
Elimination of cost of sales recognized by Brand Portfolio segment	28,174	15,066
Recognition of intersegment gross profit for inventory previously purchased that was subsequently sold to external customers during the current period	7,321	5,252
	$(5,089)	$(490)

	Six months ended
(in thousands)	August 3, 2024	July 29, 2023
Intersegment recognition and elimination activity:
Elimination of net sales recognized by Brand Portfolio segment	$(74,997)	$(38,550)
Cost of sales:
Elimination of cost of sales recognized by Brand Portfolio segment	52,267	28,277
Recognition of intersegment gross profit for inventory previously purchased that was subsequently sold to external customers during the current period	13,393	11,449
	$(9,337)	$1,176

DESIGNER BRANDS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share amounts)

	Three months ended		Six months ended
	August 3, 2024	July 29, 2023	August 3, 2024	July 29, 2023
Net sales	$771,900	$792,217	$1,518,496	$1,534,299
Cost of sales	(518,986)	(518,830)	(1,020,513)	(1,023,173)
Gross profit	252,914	273,387	497,983	511,126
Operating expenses	(226,896)	(214,530)	(465,447)	(434,649)
Income from equity investments	2,571	2,138	5,435	4,469
Impairment charges	—	(308)	—	(649)
Operating profit	28,589	60,687	37,971	80,297
Interest expense, net	(11,035)	(6,932)	(22,596)	(13,529)
Non-operating income (expenses), net	(109)	579	(252)	245
Income before income taxes	17,445	54,334	15,123	67,013
Income tax provision	(3,363)	(17,079)	(156)	(18,385)
Net income	14,082	37,255	14,967	48,628
Net income attributable to redeemable noncontrolling interest	(258)	(51)	(360)	(9)
Net income attributable to Designer Brands Inc.	$13,824	$37,204	$14,607	$48,619
Diluted earnings per share attributable to Designer Brands Inc.	$0.24	$0.56	$0.25	$0.73
Weighted average diluted shares	58,576	66,997	58,978	66,863

DESIGNER BRANDS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	August 3, 2024	February 3, 2024	July 29, 2023
ASSETS
Current assets:
Cash and cash equivalents	$38,834	$49,173	$46,187
Receivables, net	49,671	83,590	97,364
Inventories	642,783	571,331	606,841
Prepaid expenses and other current assets	66,760	73,338	50,308
Total current assets	798,048	777,432	800,700
Property and equipment, net	216,313	219,939	226,634
Operating lease assets	723,818	721,335	751,637
Goodwill	130,611	123,759	135,259
Intangible assets, net	86,334	82,827	72,640
Deferred tax assets	39,997	39,067	48,100
Equity investments	61,020	62,857	62,938
Other assets	50,993	49,016	49,430
Total assets	$2,107,134	$2,076,232	$2,147,338
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST, AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$294,739	$289,368	$294,724
Accrued expenses	161,155	159,622	172,130
Current maturities of long-term debt	6,750	6,750	2,500
Current operating lease liabilities	156,394	166,531	181,484
Total current liabilities	619,038	622,271	650,838
Long-term debt	458,974	420,344	328,506
Non-current operating lease liabilities	653,416	646,161	682,248
Other non-current liabilities	16,642	24,948	22,784
Total liabilities	1,748,070	1,713,724	1,684,376
Redeemable noncontrolling interest	3,519	3,288	3,144
Total shareholders' equity	355,545	359,220	459,818
Total liabilities, redeemable noncontrolling interest, and shareholders' equity	$2,107,134	$2,076,232	$2,147,338

DESIGNER BRANDS INC.
NON-GAAP RECONCILIATION
(unaudited and in thousands, except per share amounts)

	Three months ended		Six months ended
	August 3, 2024	July 29, 2023	August 3, 2024	July 29, 2023
Operating expenses	$(226,896)	$(214,530)	$(465,447)	$(434,649)
Non-GAAP adjustments:
CEO transition costs	—	744	—	2,954
Restructuring and integration costs	2,349	818	7,178	2,938
Acquisition-related costs	1,586	90	2,072	1,597
Total non-GAAP adjustments	3,935	1,652	9,250	7,489
Adjusted operating expenses	$(222,961)	$(212,878)	$(456,197)	$(427,160)
Operating profit	$28,589	$60,687	$37,971	$80,297
Non-GAAP adjustments:
CEO transition costs	—	744	—	2,954
Restructuring and integration costs	2,349	818	7,178	2,938
Acquisition-related costs	1,586	90	2,072	1,597
Impairment charges	—	308	—	649
Total non-GAAP adjustments	3,935	1,960	9,250	8,138
Adjusted operating profit	$32,524	$62,647	$47,221	$88,435
Net income attributable to Designer Brands Inc.	$13,824	$37,204	$14,607	$48,619
Non-GAAP adjustments:
CEO transition costs	—	744	—	2,954
Restructuring and integration costs	2,349	818	7,178	2,938
Acquisition-related costs	1,586	90	2,072	1,597
Impairment charges	—	308	—	649
Foreign currency transaction losses (gains)	109	(579)	252	(245)
Total non-GAAP adjustments before tax effect	4,044	1,381	9,502	7,893
Tax effect on above non-GAAP adjustments	(1,149)	(377)	(2,547)	(2,032)
Discrete and permanent tax on non-deductible CEO transition costs	—	1,750	—	1,897
Valuation allowance change on deferred tax assets	94	(607)	(42)	(2,724)
Total non-GAAP adjustments, after tax	2,989	2,147	6,913	5,034
Net income attributable to redeemable noncontrolling interest	258	51	360	9
Adjusted net income	$17,071	$39,402	$21,880	$53,662
Diluted earnings per share	$0.24	$0.56	$0.25	$0.73
Adjusted diluted earnings per share	$0.29	$0.59	$0.37	$0.80

Non-GAAP Measures
To supplement amounts presented in our consolidated financial statements determined in accordance with accounting principles generally accepted in the U.S. ("GAAP"), the Company uses certain non-GAAP financial measures, including adjusted operating expenses, adjusted operating profit, adjusted net income, and adjusted diluted earnings per share as shown in the table above. These measures adjust for the effects of: (1) CEO transition costs; (2) restructuring and integration costs, including severance charges; (3) acquisition-related costs; (4) impairment charges; (5) foreign currency transaction losses (gains); (6) the net tax impact of such items, including discrete and permanent tax on non-deductible CEO transition costs; (7) the change in the valuation allowance on deferred tax assets; and (8) net income attributable to redeemable noncontrolling interest. The unaudited adjusted results should not be construed as an alternative to the reported results determined in accordance with GAAP. These financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures presented by other companies. The Company believes that these non-GAAP financial measures provide useful information to both management and investors to increase comparability to prior periods by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in our business. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company compared to prior periods, when reviewed in conjunction with the Company's GAAP statements. These amounts are not determined in accordance with GAAP and therefore should not be used exclusively in evaluating the Company's business and operations.

Comparable Sales Performance Metric
We consider the percent change in comparable sales from the same previous year period, a primary metric commonly used throughout the retail industry, to be an important measurement for management and investors of the performance of our direct-to-consumer businesses. We include in our comparable sales metric sales from stores in operation for at least 14 months at the beginning of the applicable year. Stores are added to the comparable base at the beginning of the year and are dropped for comparative purposes in the quarter in which they are closed. Comparable sales include the e-commerce sales of the U.S. Retail and Canada Retail segments. For calculating comparable sales in 2024, periods in 2023 are shifted by one week to compare similar calendar weeks. Comparable sales for the Canada Retail segment exclude the impact of foreign currency translation and are calculated by translating current period results at the foreign currency exchange rate used in the comparable period of the prior year. Comparable sales include the e-commerce net sales of the Brand Portfolio segment from the direct-to-consumer e-commerce sites for Vince Camuto, Keds, and Topo. Net sales from the direct-to-consumer e-commerce sites for Hush Puppies will be added to the comparable base for the Brand Portfolio segment beginning with the third quarter of 2024. Stores added as a result of the Rubino acquisition that will have been in operation for at least 14 months at the beginning of 2025, along with its e-commerce sales, will be added to the comparable base for the Canada Retail segment beginning with the second quarter of 2025. The calculation of comparable sales varies across the retail industry and, as a result, the calculations of other retail companies may not be consistent with our calculation.

CONTACT: Stacy Turnof, DesignerBrandsIR@edelman.com